Exhibit 5.02


         [Letterhead of Richards, Layton & Finger]



                      October 24, 1997

Entergy London Capital, L.P.
c/o Entergy London Investments UK plc
639 Loyola Avenue
New Orleans, Louisiana  70113


               Re:  Entergy London Capital, L.P.

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Entergy London Investments UK plc, a public limited company incorporated under the laws of England and Wales (the "Company"), and Entergy London Capital, L.P., a Delaware limited partnership (the "Partnership"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Limited Partnership of the Partnership, dated as of August 4, 1997 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 4, 1997;

          (b)  The Agreement of Limited Partnership of the
Partnership, dated as of August 4, 1997 (the "Original
Agreement");

          (c)  The Certificate of Amendment to the Original
Certificate, dated as of September 30, 1997 (the
"Amendment"), as filed in the office of the Secretary of State on October 1, 1997 (the Original Certificate as amended by the Amendment being hereinafter referred to as the "Certificate");

          (d) Amendment No. 1 to the Original Agreement, dated as of September 30, 1997;

          (e)  A form of Amended and Restated Limited
Partnership Agreement of the Partnership (including Annexes A and B and Exhibit I thereto) (the "Partnership Agreement"), to be entered into among the Company, William J. Regan, Jr., and such other Persons who become limited partners of the Partnership, attached as an exhibit to the Registration Statement (as defined below);

          (f) Amendment No. 2 to the Registration Statement on Form S-1 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to Preferred Securities representing limited partner interests in the Partnership (each, a "Preferred Security" and collectively, the "Preferred Securities"), as filed by the Company and the Partnership with the Securities and Exchange Commission on or about October 24, 1997; and

          (g)  A Certificate of Good Standing for the
Partnership, dated October 24, 1997, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs
(a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the Partnership Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Partnership (collectively, the "Preferred Security Holders") of a Preferred Certificate and the payment for the Preferred Security acquired by it, in accordance with the Partnership Agreement and the Registration Statement, (vii) that the books and records of the Partnership set forth all information required by the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. 17-101, et seq.) (the "Partnership Act"), including all information with respect to all Persons to be admitted as Partners and their contribu tions to the Partnership, and (viii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Registration Statement and the Partnership Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

          2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited partner interests in the Partnership.

          3. Assuming that the Preferred Security Holders, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, the Preferred Security Holders, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Security Holder to repay any funds wrongfully distributed to it).

          4. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Preferred Security Holders, as limited partners of the Partnership, take no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Preferred Security Holders, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                   Very truly yours,

                                   /s/ Richard, Layton & Finger, P.A.